UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2026

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.0001 per share	The New York Stock Exchange	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Reinhart, as President, Chief Executive Officer and Director

On March 6, 2026, John Reinhart, President, Chief Executive Officer and Director of Gulfport Energy Corporation (the “Company”) notified the Board of Directors (the “Board”) of the Company of his resignation as President, Chief Executive Officer and Director of the Company, effective immediately.

Mr. Reinhart’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Office of the Chairman

Following the receipt of Mr. Reinhart’s notice, the Board retained an executive search firm to help identify qualified candidates for the Chief Executive Officer role. In the interim, an Office of the Chairman has been created to lead the Company. The Office of the Chairman will be led by Timothy Cutt, Chairman of the Board. Mr. Cutt’s biography is contained in the Company’s 2025 definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2025. Other members of the Office of the Chairman include Michael Hodges, Executive Vice President and Chief Financial Officer; Matthew Rucker, Executive Vice President and Chief Operating Officer; and Patrick Craine, Executive Vice President and Chief Legal and Administrative Officer.

In connection with Mr. Cutt leading the Office of the Chairman, he will be granted an equity award under the Company’s 2021 Stock Incentive Plan with a value equal to approximately $1,000,000 in the form of time-based restricted stock units, which vest ratably over three consecutive years subject to Mr. Cutt’s continued service on the Board.

In order to ensure continuity during and after the search process for a new Chief Executive Officer, Mr. Hodges, Mr. Craine and Mr. Rucker each entered into a Retention Agreement (each, a “Retention Agreement”), effective as of March 8, 2026. The Retention Agreements provide for a cash payment equal to the applicable officer’s base salary, payable 50% upon the hiring of a new Chief Executive Officer and 50% six months after a new Chief Executive Officer is hired. If the applicable officer is terminated for cause or voluntarily separates from employment with the Company, any unpaid amounts under their Retention Agreement will be forfeited. If the applicable officer is terminated without cause or separates from employment with the Company for good reason (as defined in the Retention Agreement), all amounts payable pursuant to their Retention Agreement shall be paid in full.

Item 7.01 Regulation FD Disclosure.

On March 9, 2026, the Company issued a press release announcing Mr. Reinhart’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in the press releases is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press releases will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Forward Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets and other risk factors as detailed from time to time in the Company’s reports filed with the SEC. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Press release of Gulfport Energy Corporation, dated March 9, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 9, 2026	By:	/s/ Michael Hodges
Michael Hodges
Chief Financial Officer

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